EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Date:	July 11, 2003 9:00 A.M. (EST)
Contact:	Terry L. Hester Chief Financial Officer (229) 426-6002

Colony Bankcorp, Inc. Announces Second Quarter Results

FITZGERALD, GA., July 11, 2003—Colony Bankcorp, Inc. (Nasdaq: CBAN), today reported that asset growth continued to be good as Colony surpassed $819 million in total assets during the quarter. Total assets increased 13.33% to $819,323,000 on June 30, 2003 from $722,937,000 a year ago. Net loans increased 15.39% to $623,356,000 on June 30, 2003 from $540,201,000 a year ago. Total deposits increased 11.44% to $688,641,000 on June 30, 2003 from $617,948,000 a year ago. Shareholders’ equity on June 30, 2003 was $54,055,000 and equaled 6.60% of total assets.

Record quarterly net income for the second quarter of 2003 was $1,665,000, up 5.25% from second quarter 2002 net income of $1,582,000. On a per share basis, net income was $0.36, up 2.86% from second quarter 2002 net income per share of $0.35. Annualized return on assets for the quarter was 0.83% and return on equity excluding FASB 115 accounting effect was 12.65%, compared to 0.89% and 13.26% in the second quarter of 2002, respectively. A primary focus of our 2003 business plan is net interest margin improvement, which improved to 3.71% for second quarter 2003 compared to 3.63% for first quarter 2003 and 3.54% for fourth quarter 2002.

Net income for the six months ended June 30, 2003 was $3,310,000 or $0.72 per share as compared to $2,942,000 or $0.67 per share for the same period a year ago. Earnings per share reflect an increase of 7.46% from a year ago. Annualized return on assets for the six months ended June 30, 2003 was 0.84% and return on equity excluding FASB 115 accounting effect was 12.75%, compared to 0.88% and 13.18% for the six months ended June 30, 2002, respectively.

Company management continues to focus on high credit quality and credit administration. The ratio of non-performing assets to loans and other real estate on June 30, 2003 was 1.48% as compared to 1.93% on June 30, 2002 and 1.61% on December 31, 2002. Net charge-offs for the quarter were 0.11% of average loans, up from 0.05% for the second quarter of 2002 and net charge-offs for the six months ended June 30, 2003 were 0.14% of average loans, up from 0.13% for the same period a year ago. The loan loss reserve was 1.26% of total loans, which provided coverage of 103.66% of nonperforming loans and 84.84% of nonperforming assets, compared to 75.85% and 67.16% on June 30, 2002, respectively.

During the quarter the board of directors increased the quarterly dividend payment to $0.085 from $0.075 paid in first quarter 2003. The increase was due to increased earnings and to new tax regulations benefiting shareholders with reduced taxes on dividend income.

In May, the company was recognized as one of Georgia’s top-performing companies when The Atlanta Journal-Constitution announced its annual ranking of public companies based in Georgia. The tenth annual list, based on fiscal 2002 data, ranked Colony Bankcorp, Inc. 39th on the list and was the fourth consecutive year that Colony has been recognized.

Also, Jon Worrell was elected to the Board of Directors of Colony Bank Southeast in Douglas. Mr. Worrell, who owns the popular Jon’s Sport Park is a former professional golfer who played for the University of Georgia and on the Hooter’s and Nike minor league circuits. He is a very active member of the young business community.

Colony Bankcorp, Inc. is a multi-bank holding company headquartered in Fitzgerald, Georgia that consists of the following subsidiaries: Colony Bank of Fitzgerald, Colony Bank Wilcox, Colony Bank Ashburn, Colony Bank of Dodge County, Colony Bank Worth, Colony Bank Southeast, Colony Bank Quitman, FSB, Georgia First Mortgage Company and Colony Management Services, Inc. The Company conducts a general full service commercial, consumer and mortgage banking business through twenty-two offices located in the South Georgia cities of Fitzgerald, Warner Robins, Ashburn, Leesburg, Cordele, Albany, Sylvester, Tifton, Moultrie, Douglas, Broxton, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq National Market under the symbol “CBAN”.

The preceding release contains statements that constitute “forward-looking statements” within the meaning of Section 27 A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED			YEAR-TO-DATE
EARNINGS SUMMARY	06/30/03	06/30/02		06/30/03	06/30/02*
Net Interest Income	$7,032	$6,255		$13,670	$11,420
Provision for Loan Losses	823	863		1,472	1,149
Non-interest Income	1,520	1,689	(2)	2,896	2,784	(2)
Non-interest Expense	5,200	4,686		10,084	8,640
Income Taxes	864	813		1,700	1,473
Net Income	1,665	1,582		3,310	2,942
Operating Income	1,665	1,247		3,310	2,607

	QUARTER ENDED			YEAR-TO-DATE
PER SHARE SUMMARY	06/30/03	06/30/02		06/30/03	06/30/02
Common Shares Outstanding	4,583,082	4,573,482		4,583,082	4,573,482
Weighted Average Shares	4,583,082	4,573,482		4,583,382	4,391,962
Net Income Per WeightedAverage Shares	$0.36	$0.35		$0.72	$0.67	*
Operating Income Per Weighted
Average Shares	$0.36	$0.27		$0.72	$0.59	*
Dividends Declared Per Share	$0.085	$0.07		$0.16	$0.13

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	06/30/03	06/30/02	06/30/03	06/30/02
Net Interest Margin (a)	3.71%	3.77%	3.67%	3.66%
Return on Average Assets Based on Net Income	0.83%	0.89%	0.84%	0.88%
Return on Average Assets Based on Operating Income	0.83%	0.70%	0.84%	0.78%
Return on Average Equity Based on Net Income	12.65%	13.26%	12.75%	13.18%
Return on Average Equity Based on Operating Income	12.65%	10.45%	12.75%	11.68%
Efficiency (b)	60.33%	62.19%	60.38%	62.33%

	QUARTER ENDED
ENDING BALANCES	06/30/03	06/30/02
Total Assets	$819,323	$722,937
Loans Held for Sale	7,618	1,720
Loans, Net of Reserves	623,356	540,201
Allowance for Loan Losses	7,963	7,101
Intangible Assets	769	1,113
Deposits	688,641	617,948
Stockholders’ Equity	54,055	49,490
Book Value Per Share	$11.79	$10.82
Tangible Book Value Per Share	$11.63	$10.51
Shareholders’ Equity to Total Assets	6.60%	6.85%

(1)	Annualized.
(2)	Includes gain on sale of securities of $507 for second quarter 2002 and YTD 2002.
(a)	Computed using fully taxable-equivalent net income.
(b)	Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding any security gains/losses.
*	June 30, 2002 YTD earnings summary does not include first quarter 2002 results of Colony Bank Quitman, FSB as the acquisition was consummated on March 29, 2002.

COLONY BANKCORP, INC

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	06/30/03	06/30/02	06/30/03	06/30/02
Total Assets	$806,640	$710,065	$793,519	$667,961
Loans, Net of Reserves	611,329	531,144	594,377	494,669
Deposits	678,013	604,691	671,149	568,792
Stockholders’ Equity	53,462	48,458	52,773	45,337

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	06/30/03	06/30/02	06/30/03	06/30/02
Nonperforming Loans	$7,682	$9,362	$7,682	$9,362
Nonperforming Assets	9,386	10,573	9,386	10,573
Net Loan Chg-offs (Recoveries)	680	243	873	658
Reserve for Loan Loss to Gross Loans	1.26%	1.30%	1.26%	1.30%
Reserve for Loan Loss to Non-performing Loans	103.66%	75.85%	103.66%	75.85%
Reserve for Loan Loss to Non-performing Assets	84.84%	67.16%	84.84%	67.16%
Net Loan Chg-offs (Recoveries) to Avg. Gross Loans	0.11%	0.05%	0.14%	0.13%
Nonperforming Loans to Gross Loans	1.22%	1.71%	1.22%	1.71%
Nonperforming Assets to Total Assets	1.15%	1.46%	1.15%	1.46%
Nonperforming Assets to Loans and Other Real Estate	1.48%	1.93%	1.48%	1.93%